UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 12, 2011

ARGENTEX MINING CORPORATION
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-49995
(Commission File Number)

71-0867623
(IRS Employer Identification No.)

Suite 835 – 1100 Melville Street, Vancouver, British Columbia  V6E 4A6
(Address of principal executive offices and Zip Code)

604.568.2496
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities

On January 12, 2011, the spouse of one of our directors exercised 75,000 warrants to purchase common shares at an exercise price of $0.15 and, accordingly, we issued 75,000 common shares to her for gross proceeds of $11,250.  Neither our director nor his spouse is a U.S. person (as that term is defined in Regulation S promulgated under the Securities Act of 1933), this transaction took place outside of the United States and, in issuing these shares, we relied on Regulation S and/or Section 4(2) of the Securities Act of 1933.

On January 12, 2011, an arms-length investor exercised 100,000 warrants to purchase common shares at an exercise price of $0.65 and, accordingly, we issued 100,000 common shares to this investor for gross proceeds of $65,000.  The investor is not a U.S. person (as that term is defined in Regulation S promulgated under the Securities Act of 1933), this transaction took place outside of the United States and, in issuing these shares, we relied on Regulation S and/or Section 4(2) of the Securities Act of 1933.

Item 9.01	Financial Statements and Exhibits

(d)           Exhibits

99.1           News Release dated January 14, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARGENTEX MINING CORPORATION

By: /s/ Ken Hicks
Ken Hicks
President
January 14, 2011